Exhibit 1.1

WELLTOWER INC.

$784,083,001

Shares of Common Stock

(par value $1.00 per share)

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

July 31, 2017

[            ]

Ladies and Gentlemen:

This Amended and Restated Equity Distribution Agreement (this “Agreement”), dated July 31, 2017, is by and between Welltower Inc., a Delaware corporation (the “Company”), [            ] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and                 [            ] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”). This Agreement and the Alternative Distribution Agreements (as defined below) amend and restate the prior equity distribution agreements with each of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, dated February 23, 2017 (the “Original Agreements”), that permitted the Company to sell up to $1,000,000,000 of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), from time to time in at the market offerings. The Company has offered and sold through the Sales Agents under the Original Agreements shares of its Common Stock having an aggregate sales price of $215,916,998, and, as a result, $784,083,001 remains available for issuance under this Agreement and the Alternative Distribution Agreements.

SECTION 1. Description of Securities

(a) The Company proposes to issue and sell, in the manner contemplated by this Agreement, shares of Common Stock with an aggregate Sales Price (as defined below) of up to $1,000,000,000, inclusive of amounts previously sold pursuant to the Original Agreements (the “Maximum Amount”) upon the terms and subject to the conditions contained herein. As of the date hereof, shares of Common Stock with a value of approximately $784,083,001 remain available for issuance under this Agreement and the Alternative Distribution Agreements.

(b) Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

(c) The Forward Seller has been appointed by the Company and the Forward Purchaser as its agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser and offered by the Company upon the terms and subject to the conditions contained herein.

(d) The Company has also entered into separate amended and restated equity distribution agreements (each, an “Alternative Distribution Agreement,” and collectively, “Alternative Distribution

Agreements”), dated July 31, 2017, with each of [            ], [            ], [            ] and [            ] (or its respective affiliates) (each in its capacity as agent, forward seller and forward purchaser thereunder, an “Alternative Sales Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agent of Shares on the terms set forth in the applicable Alternative Distribution Agreement. This Agreement and the Alternative Distribution Agreements are collectively referred to herein as the “Distribution Agreements.” The shares of Common Stock to be issued and sold to the respective Sales Agents (in the case of the Issuance Shares) or borrowed by the Forward Purchaser (in the case of Forward Hedge Shares) pursuant to this Agreement and the Alternative Distribution Agreements shall have an aggregate offering price of up the Maximum Amount.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Accountants” has the meaning set forth in Section 2(u).

“Act” has the meaning set forth in Section 2(a).

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that Sales Agent has sold during such Issuance Selling Period.

“Affiliate” of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Alternative Distribution Agreement” has the meaning set forth in Section 1(d).

“Alternative Sales Agent” has the meaning set forth in Section 1(d).

“Basic Prospectus” has the meaning set forth in Section 2(a).

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Certificate Date” has the meaning set forth in Section 6(f).

“Claim” has the meaning set forth in Section 16.

“Closing” has the meaning set forth in Section 3(b).

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in Section 2(a).

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which Sales Agent and the Alternative Sales Agents in the aggregate shall have sold the Maximum Amount pursuant to the Distribution Agreements or (y) the date this Agreement is terminated pursuant to Section 9.

“Common Stock” has the meaning set forth in the introductory paragraph of this Agreement.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Counsel” has the meaning set forth in set forth in Section 3(b)(i).

“Corporate Records” has the meaning set forth in Section 2(dd).

“DWAC” has the meaning set forth in Section 3(d)(i).

“Exchange Act” has the meaning set forth in Section 2(a).

“FCPA” has the meaning set forth in Section 2(ee).

“FINRA” has the meaning set forth in Section 2(r).

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which Sales Agent (in the case of an Issuance) or the Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Transaction Notice specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed delivered pursuant to Section 3(c)(2) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward, which may not exceed $100,000,000 without the prior written consent of the Forward Seller, which consent may be withheld in the Forward Seller’s sole discretion.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller, as provided for in Schedule C.

“Forward Hedge Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to a “Forward”) following the Trading Day on which such Transaction Notice is delivered or deemed to be delivered pursuant to Section 3(c)(2) hereof; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (a) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (b) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means the third (3rd) Trading Day immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Incorporated Documents” has the meaning set forth in Section 2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Sales Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by Sales Agent with respect to any Issuance as specified in the Transaction Notice for such Issuance, which may not exceed in the aggregate the lesser of the Maximum Amount and the aggregate dollar value of shares of Common Stock that may be offered and sold under the currently effective Registration Statement.

“Issuance Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed delivered pursuant to Section 3(c)(2) hereof.

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, as provided for in Schedule B.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) following the Trading Day on which a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed to be delivered pursuant to Section 3(c)(2) hereof.

“Issuance Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, the third (3rd) business day following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to Sales Agent the amount of Issuance Shares sold on such Trading Day and Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” has the meaning set forth in Section 2(e).

“Maximum Amount” has the meaning set forth in Section 1(a).

“Money Laundering Laws” has the meaning set forth in Section 2(ff).

“NYSE” has the meaning set forth in Section 2(e).

“OFAC” has the meaning set forth in Section 2(gg).

“Original Agreements” has the meaning set forth in the introductory paragraph of this Agreement.

“PCAOB” has the meaning set forth in Section 2(u).

“Permitted Free Writing Prospectus” has the meaning set forth in Section 2(a).

“Proceeding” has the meaning set forth in Section 7(a).

“Prospectus” has the meaning set forth in Section 2(a).

“Prospectus Supplement” has the meaning set forth in Section 2(a).

“Registration Statement” has the meaning set forth in Section 2(a).

“Remaining Number of Shares” has the meaning set forth in Section 4(r).

“Renewal Deadline” has the meaning set forth in Section 4(h).

“Representation Date” has the meaning set forth in Section 4(r).

“Rules and Regulations” has the meaning set forth in Section 2(a).

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Sales Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Significant Subsidiary” has the meaning set forth in Section 2(f).

“Subsidiary” has the meaning set forth in Section 2(e).

“Suspension Period” has the meaning set forth in Section 4(r).

“Tax Counsel” has the meaning set forth in Section 4(t).

“Time of Sale” has the meaning set forth in Section 2(b).

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to Sales Agent or the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Sales Agent, the Forward Seller and the Forward Purchaser that:

(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-203802) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of any Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Sales Agent and the Forward Seller, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(g) and (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Sales Agent and the Forward Seller, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of this Agreement (or such earlier time as may be required under the Act), in the form furnished by the Company to the Sales Agent and the Forward Seller in connection with the offering of the Shares, as well as any new prospectus supplement as may have been filed by the Company to supplement a new registration statement filed pursuant to Sections 4(g) or 4(h) of this Agreement, in the form furnished by the Company to the Sales Agent and the Forward Seller in connection with the offering of the Shares (as provided in Section 4(d) of this Agreement), and such other prospectus supplements relating to the Shares as may have been filed with the Commission by the Company with the consent of the Sales Agent and the Forward Seller. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus,” as used herein, means the documents listed on Schedule A attached hereto. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Sales Agent and the Forward Seller pursuant to Rule 430(B)(f)(2) of the Act, at each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such periods, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends on each Settlement Date did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at each Settlement Date did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any

Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Sales Agent, the Forward Seller or the Forward Purchaser and furnished in writing by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus, and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Sales Agent or Forward Seller, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; none of the Company, the Sales Agent nor the Forward Seller is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries (as defined below), taken as a whole, (b) result in the delisting of shares of Common Stock from the New York Stock Exchange (the “NYSE”) or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”). All of the Company’s subsidiaries within the meaning of Rule 1.02(x) of Regulation S-X are listed in Schedule D hereto (a “Subsidiary” or, collectively, the “Subsidiaries”).

(f) Each Subsidiary of the Company listed in Schedule E hereto (a “Significant Subsidiary” or, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Significant Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, and in which the failure to qualify would result in a Material Adverse Effect.

(g) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2016 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly reports on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and there has been no material change in such information since December 31, 2016 or the Company’s then most recently completed quarter or fiscal year; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock of the Company are duly listed on the NYSE; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

(h) The Shares of authorized capital stock of the Company, including the Shares, conform in all material respects with the statements concerning them in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(i) The Company has full corporate power and authority to enter into this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation. Each of this Agreement and the Master Forward Confirmation has been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company, and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, at the time of execution and delivery thereof, will have been duly authorized, executed and delivered by the Company. Each of this Agreement and the Master Forward Confirmation constitutes a valid and binding agreement of the Company and are enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, at the time of execution and delivery thereof, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Other than the Alternative Distribution Agreements, the Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement and the Alternative Distribution Agreements.

(j) The Capped Number of Shares of Common Stock deliverable to the Forward Seller pursuant to the Master Forward Confirmation, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Early Valuation (as such terms are defined in the Master Forward Confirmation) or otherwise, have been duly authorized and reserved for issuance and, when any such shares of Common Stock are issued and delivered by the Company to the Forward Seller pursuant to the Master Forward Confirmation against payment of any consideration required to be paid by the Forward Seller (including, for the avoidance of doubt, any Net Share Settlement thereunder) pursuant to the terms of the Master Forward Confirmation such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights.

(k) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the consolidated financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. All disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(l) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries before any court or administrative agency which, if determined adversely to the Company or its Subsidiaries, might reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(m) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses.

(n) The Company, together with its Subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its Subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its Subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which might reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. To the knowledge of the Company, each mortgage which the Company or any of its Subsidiaries holds on the properties described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, constitutes a valid mortgage lien for the benefit of the Company or its Subsidiary, as the case may be, on such property.

(o) The Company has filed all federal, state and foreign income tax returns which have been required to be filed or has requested extensions thereof, except in any case in which the failure to file would not have a Material Adverse Effect, and has paid all taxes indicated by said returns to the extent that such taxes have become due and are not being contested in good faith, except in any case in which the failure to pay would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company.

(p) Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, capital stock (except to the extent of any increase in the number of issued and outstanding shares of Common Stock due to option exercises, issuances under the Company’s Fifth Amended and Restated Dividend Reinvestment and Stock Purchase Plan and conversions of preferred stock), business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and the Company has not incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as each may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(q) The Company is not in violation of its charter or by-laws. No Subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its Subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the performance by the Company of all of its obligations under this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and the consummation of the transactions herein and therein contemplated (including, without limitation, the issuance of up the Capped Number of Shares of Common Stock upon settlement of any transaction under the Master Forward Confirmation) and the fulfillment of the terms hereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its Subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its Subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body.

(r) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Sales Agent and the Forward Seller under state securities or Blue Sky laws) has been obtained or made by the Company, and is in full force and effect.

(s) The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its Subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries.

(t) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Code, has so qualified for the taxable years ended December 31, 1984 through December 31, 2009, and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year.

(u) To the best of the Company’s knowledge, Ernst & Young LLP, (the “Accountants”) who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, is an independent registered public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(v) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(x) Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(y) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or as otherwise disclosed in writing to the Sales Agent, the Forward Seller and the Forward Purchaser.

(z) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company’s Common Stock.

(aa) The Shares (including, in respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number) have been, or as of the Closing Date will be, approved for listing subject to official notice of issuance on the NYSE.

(bb) The Company is not and, after giving immediate effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any proceeds received under the Forward Contract, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(cc) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(dd) All existing minute books of the Company, including all existing minutes of all meetings and actions of the board of directors (including Audit, Compensation, Executive, Nominating/Corporate Governance and other board committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the “Corporate Records”) have been made available to the Sales Agent, the Forward Seller and the Forward Purchaser and counsel to the Sales Agent and counsel to the Forward Seller and Forward Purchaser. All such Corporate Records are complete and accurate and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company and its Subsidiaries that are not properly approved or recorded in the Corporate Records.

(ee) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares or the proceeds, if any, due upon settlement of any Forward Contract, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Sales Agent, the Forward Seller and the Forward Purchaser or counsel for the Sales Agent and counsel to the Forward Seller and Forward Purchaser in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Sales Agent, the Forward Seller and the Forward Purchaser.

SECTION 3. Issuances and Forwards.

(a) (i) Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through Sales Agent, and Sales Agent shall use commercially reasonable efforts to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under the Distribution Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under the Distribution Agreements, plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under the Distribution Agreements, equals the Maximum Amount, or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the NYSE, and otherwise in accordance with the terms of such Transaction Notice. Sales Agent will use commercially reasonable efforts to provide written confirmation to the Company not later than 6:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Sales Agent may sell Issuance Shares in the manner described in Section 3(a)(ii) herein. The Company acknowledges and agrees that (i) there can be no assurance that Sales Agent will be successful in selling Issuance Shares, (ii) Sales Agent will incur no liability or obligation to the Company or any other person if it does not sell Issuance Shares for any reason other than a failure by Sales Agent to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3 and (iii) the Sales Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement. The amount of any commission, discount or other compensation to be paid by the Company to the Sales Agent, when the Sales Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales.

(ii) In addition, upon the terms and subject to the conditions of this Agreement and the Master Forward Confirmation, the Forward Purchaser may borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge each Forward, and the Forward Seller shall use commercially reasonable efforts to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Amount, less the aggregate Sales Price for any Issuance Shares previously sold under the Distribution Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under the Distribution Agreements, plus the aggregate Sales Prices for any Issuance Shares previously sold under the Distribution Agreements, equals the Maximum Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmation, upon the delivery of a Transaction Notice specifying that it relates to a “Forward,” and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (a) or (b) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares into the NYSE, and otherwise in accordance with the terms of such Transaction Notice.

(iii) The Forward Seller will provide written confirmation to the Company and the Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company and the Forward Purchaser acknowledges and agrees that: (A) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (B) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchasers, or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the

Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3 and (C) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(iv) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(h)), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Notice for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the “Maximum Stock Loan Rate” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Notice for such Forward).

(v) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(vi) The Shares may be offered and sold in (A) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (B) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (A) above, and any party may withhold its consent thereto in such party’s sole discretion.

(vii) Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section (c)(ii) hereof during the Commitment Period on which (A) the conditions set forth in paragraphs (a) and (b) of Section 6 have been satisfied and (B) no event described in clause (a) or clause (b) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the

Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance,” executed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President of the Company (or such other authorized officers of the Company as may be acceptable to the Sales Agent and the Forward Seller), to Sales Agent. The number of Issuance Shares that Sales Agent shall use commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

(viii) Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section (c)(ii) during the Commitment Period on which the conditions set forth in paragraphs (a) and (b) of Section 6 have been satisfied, the Company may exercise its right to call for a Forward by the delivery of a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President of the Company (or such other authorized officers of the Company as may be acceptable to the Sales Agent and the Forward Seller), to the Forward Seller and the Forward Purchaser. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between the Forward Seller and the Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

(b) The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by any two of the following: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President of the Company (or such other authorized officers of the Company as may be acceptable to the Sales Agent and the Forward Seller), signing in such capacity, dated the date of the Closing certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby, which authorization shall be in full force and effect on and as of the date of such certificate and; (ii) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by any two of the following: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President of the Company (or such other authorized officers of the Company as may be acceptable to the Sales Agent and the Forward Seller), signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement and the Master Forward Confirmation are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 6(a)(i) hereof; (iii) Shumaker, Loop & Kendrick, LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Sales Agent and the Forward Seller, shall deliver to Sales Agent and the Forward Seller a written opinion, dated the date of the Closing and addressed to Sales Agent and the Forward Seller, in form and substance satisfactory to the Sales Agent or Forward Seller, of the same tenor as the opinions referred to in Section 6(c) of this Agreement; (iv) Hogan Lovells US LLP, counsel to Sales Agent and the Alternative Sales Agents, shall deliver to Sales Agent, the Alternative Sales Agents and the Forward Seller, dated the date of the Closing and addressed to Sales Agent, the Alternative Sales Agents and the Forward Seller, in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser; (v) Ernst & Young LLP shall deliver to Sales Agent and the Forward Seller a letter, dated the Closing Date, in form and substance satisfactory to Sales Agent; and (vi) the Company shall pay the expenses set forth in Section 5(d), (e) and (i) hereof by wire transfer to the account designated by Sales Agent in writing prior to the Closing.

(c) (i) On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Section 6; provided, however, that (1) the Issuance Amount or Forward Hedge Amount, as the case may be, for each Transaction as designated by the Company in the applicable Transaction Notice shall in no event exceed $100,000,000 for any Issuance or Forward, as the case may be, without the prior written consent of Sales Agent or the Forward Seller, as applicable, which may be withheld in Sales Agent’s or the Forward Seller’s sole discretion and (2) notwithstanding anything in this Agreement or the Master Forward Confirmation to the contrary, none of the Forward Purchaser, Sales Agent or the Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under the Distribution Agreements, shall exceed the Maximum Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Transaction Notice subject to compliance with the limitations set forth in this Agreement; provided, however, that (i) the Company may not amend the Issuance Amount or Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or Actual Sold Forward Amount, as the case may be, as of the date of such amendment; (ii) the Company may not amend the “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as the case may be, if such amended “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as applicable, is less than the number of days that have previously transpired (in whole or on part) in such Selling Period as of the date of such amendment; (iii) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to a “Forward” to be a Transaction Notice specifying that it relates to an “Issuance”; (iv) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to an “Issuance” to be a Transaction Notice specifying that it relates to a “Forward”; and (v) no increase in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof.

(ii) A Transaction Notice shall be deemed delivered on the Trading Day that it is received by e-mail notice (or other method mutually agreed to in writing by the parties) by the Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward). No Transaction Notice may be delivered other than on a Trading Day during the Commitment Period, no Transaction Notice may be delivered during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice, no more than one Transaction Notice may be delivered on any single Trading Day and no Transaction Notice specifying that it relates to a “Forward” may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, (y) the Company is party to a Forward Contract with any other Alternative Sales Agent and such Forward Contract has not matured and settled, been terminated, been cancelled or otherwise been unwound prior to the delivery of such Transaction Notice or (z) such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder and under any other Alternative Distribution Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(iii) Neither the Sales Agent nor the Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (iii) of the proviso to the last sentence of Section 3(c), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to Sales Agent or the Forward Seller, as the case may be, and confirmation to the Company by Sales Agent or the Forward Seller, as the case may be.

(iv) The Company consents to Sales Agent trading in the Company’s Common Stock for Sales Agent’s own account and the Forward Seller trading in the Company’s Common Stock for the Forward Purchaser’s own account and, in each case, for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

(d) (i) Subject to the provisions of Section 5, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Sales Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (A) hold Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (B) pay to Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(ii) Subject to the provisions of Section 5, on or before each Forward Hedge Settlement Date, the Forward Purchaser shall, or shall cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Seller and the Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, the Forward Seller shall deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(e) None of the Company, Sales Agent, the Forward Purchaser or the Forward Seller has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement.

(f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of Sales Agent or the Forward Seller, as the case may be, or the respective Alternative Sales Agents on any single given day, but in no event by more than one, and the Company shall in no event request that Sales Agent or the Forward Seller, as the case may be, and any other Alternative Sales Agent sell Shares on the same day.

(g) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Alternative Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

(h) The Company, Sales Agent the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Contract).

(i) Notwithstanding any other provision of this Agreement or the Master Forward Confirmation, in the event the Company engages Sales Agent or the Forward Seller for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Sales Agent or the Forward Seller, as the case may be, will agree to compensation that is customary for Sales Agent or the Forward Seller, as the case may be, with respect to such transactions.

(j) Notwithstanding any other provision of this Agreement, Sales Agent and the Forward Seller shall not be obligated to sell, and the Forward Purchaser shall not be obligated to borrow and deliver to the Forward Seller, any Shares hereunder during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(k) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 3 may be delivered by telephone (confirmed promptly by facsimile or email), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties.

SECTION 4. Covenants of the Company. The Company agrees during the term of this Agreement and the Master Forward Confirmation (including the term of each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation) with the Sales Agent, the Forward Seller and the Forward Purchaser:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Sales Agent, the Forward Seller and the Forward Purchaser promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed; to prepare and file with the Commission, promptly upon the request of the Sales Agent, the Forward Seller or the Forward Purchaser, any amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the reasonable opinion of the Sales Agent, the Forward Seller or the Forward Purchaser, may be necessary or advisable in connection with the offering of the Shares by the Sales Agent, the Forward Seller or the Forward Purchaser; and to cause each amendment or supplement to any Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) To promptly advise the Sales Agent, the Forward Seller and the Forward Purchaser, confirming such advice in writing, of the receipt of any comments of, or any request by the Commission for amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to promptly advise the Sales Agent, the Forward Seller and the Forward Purchaser of any proposal to amend or supplement the Registration Statement, any Basic Prospectus or the Prospectus, and to provide the Sales Agent, the Forward Seller and the Forward Purchaser and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Stock)) to which the Sales Agent, the Forward Seller or the Forward Purchaser shall have reasonably objected in writing. Furthermore, until such time as any stop order is lifted, the Sales Agent, the Forward Seller and the Forward Purchaser may cease making sales under this Agreement.

(c) To furnish to the Sales Agent, the Forward Seller and the Forward Purchaser a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Sales Agent, the Forward Seller or the Forward Purchaser reasonably objects. Not to take any action that would result in the Sales Agent, the Forward Seller, the Forward Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser that the Sales Agent, the Forward Seller or the Forward Purchaser otherwise would not have been required to file thereunder.

(d) To make available to the Sales Agent and the Forward Seller, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Sales Agent and the Forward Seller, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Sales Agent or the Forward Seller may request for the purposes contemplated by the Act; in case the Sales Agent or the Forward Seller is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e) Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Sales Agent, the Forward Seller and the Forward Purchaser, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Sales Agent, the Forward Seller or the Forward Purchaser shall have reasonably objected in writing; and to promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser of such filing.

(f) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(g) If at any time prior to the sale of Shares having an aggregate Sales Price equal to the Maximum Amount the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (d) promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(h) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Sales Agent, the Alternative Sales Agents, the Forward Seller and the Forward Purchaser, collectively, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i) To promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser of the happening of any event within the period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(b), to prepare and furnish, at the Company’s expense, to the Sales Agent, the Forward Seller and the Forward Purchaser promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(j) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws of such states or other jurisdictions as the Sales Agent, the Forward Seller and the Forward Purchaser may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the

Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Sales Agent, the Forward Seller and the Forward Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k) To make generally available to its security holders and to the Sales Agent and the Forward Seller as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(l) To apply the net proceeds from the sale of the Shares and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any proceeds received under the Forward Contract in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(m) At all times when the Company has instructed the Sales Agent or the Forward Seller to make sales of Shares, at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving the Sales Agent or the Forward Seller, as applicable, at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without providing such prior written notice, (i) register the Shares and the sales through the Sales Agent or the Forward Seller, as applicable, pursuant to this Agreement, an Alternative Distribution Agreement or to the Sales Agent or an Alternative Sales Agent, (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission (iii) issue securities under the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue shares upon the exercise of options or other stock rights pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; (v) sell shares of Common Stock pursuant to the Fifth Amended and Restated Dividend Reinvestment and Stock Purchase Plan or any similar plan as described in the Company’s reports filed with the Commission under the Exchange Act; (vi) issue shares of Common Stock upon conversion of any shares of the Company’s convertible preferred stock described in the Company’s reports filed with the Commission under the Exchange Act; (vii) issue shares of Common Stock upon conversion of any of the Company’s convertible notes described in the Company’s reports filed with the Commission under the Exchange Act; or (viii) Common Stock issuable by the Company upon settlement of any Forward Contract. For the avoidance of doubt, this Section 4(m) shall not prohibit the sale of Common Stock by the Forward Seller or the Forward Purchaser. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(m), the Sales Agent or the Forward Seller, as applicable, may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Sales Agent or the Forward Seller, as applicable.

(n) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(o) The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act or designed to, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, notwithstanding the foregoing, the Company may elect to net share settle, combination settle or cash settle any Forward Contract.

(p) To use its best efforts to cause the Common Stock (including, in respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number) to be listed on the NYSE and to maintain such listing.

(q) At all times when the Company has instructed the Sales Agent or the Forward Seller to make sales of Shares, at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, and at all times when sales of Shares are pending settlement, to advise the Sales Agent or the Forward Seller immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Agent or the Forward Seller pursuant to Section 6 herein.

(r) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agent or the Forward Seller shall otherwise reasonably request), or (iii) otherwise as the Sales Agent or the Forward Seller may reasonably request (each such date referred to in subclauses (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon request, as the case may be, in form satisfactory to the Sales Agent, the Forward Seller and Forward Purchaser, (x) to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Sales Agent, the Forward Seller and Forward Purchaser are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate and (y) setting forth the number of shares of Common Stock reserved for issuance by the Company and listed, subject to notice of issuance, on the NYSE in connection with the Transactions less (1) any shares of Common Stock issued in connection with an Issuance hereunder or under the Alternative Distribution Agreements and (2) the aggregate Capped Number under all Forward Contracts entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent (such number, as updated from time to time immediately following any Issuance or Forward, the “Remaining Number of Shares”); provided that the obligation of the Company under this subsection (r) shall be deferred for any period that the Company has suspended the offering of Shares pursuant to Section 3(h) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such suspension.

(s) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Sales Agent and Forward Seller and to counsel to the Sales Agent and Forward Seller a written opinion of Company Counsel, or other counsel satisfactory to the Sales Agent and the Forward Seller, dated and delivered as of such Representation Date, in form and substance satisfactory to the Sales Agent or Forward Seller, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (s) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(t) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished forthwith to the Sales Agent and Forward Seller and to counsel to the Sales Agent and Forward Seller, a written opinion of Company Counsel or Arnold & Porter Kaye Scholer LLP, tax counsel to the Company (“Tax Counsel”), or other counsel satisfactory to the Sales Agent and the Forward Seller, dated and delivered as of such Representation Date, in form and substance satisfactory to the Sales Agent and the Forward Seller, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (t) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(u) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period), and at each Representation Date, to furnish or cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser forthwith a certificate of the same tenor as the certificate referred to in Section 6(f), as may be acceptable to the Sales Agent, the Forward Seller and the Forward Purchaser, dated and delivered as of such Representation Date; provided that the obligation of the Company under this subsection (u) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(v) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period), and at each Representation Date, Hogan Lovells US LLP, counsel to the Sales Agent, Forward Seller and Forward Purchaser, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser; provided that the obligation under this subsection (v) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(w) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period if any of the events contemplated by subclauses (i), (ii) or (iii) below have occurred during such Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q or (iii) at the reasonable request of the Sales Agent, the Forward Seller or the Forward Purchaser and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause the Accountants, or other independent accountants satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, forthwith to furnish the Sales Agent, the Forward Seller and the Forward Purchaser, a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (w) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(x) Upon commencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements (and upon the recommencement of the offering of the Shares under this Agreement or under any of the Alternative Distribution Agreements following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Sales Agent, the Forward Seller or the Forward Purchaser shall otherwise reasonably request) or (iii) otherwise as the Sales Agent, the Forward Seller or the Forward Purchaser shall reasonably request, to conduct a due diligence session, in form and substance, satisfactory to the Sales Agent, the Forward Seller or the Forward Purchaser, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this subsection (x) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(y) That it consents to the Sales Agent, the Forward Seller or the Forward Purchaser trading in the Common Stock for the their own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(z) If to the knowledge of the Company, any condition set forth in Section 6(a) or 6(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Sales Agent, the Forward Seller or the Forward Purchaser the right to refuse to purchase and pay for such Shares.

(aa) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Sales Agent, the Forward Seller or the Forward Purchaser under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(bb) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Sales Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(cc) To ensure that prior to instructing the Sales Agent or the Forward Seller to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(dd) On or before each Representation Date, the Sales Agent, the Forward Seller and the Forward Purchaser and counsel for the Sales Agent and counsel for the Forward Seller and the Forward Purchaser shall have received such information, documents and opinions as they may reasonably request (except for any such information, documents or opinions that are subject to confidentiality agreements or to a legal privilege to the extent that such compliance could reasonably be expected to violate an confidentiality agreement or legal privilege) for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sales Agent, the Forward Seller or the Forward Purchaser and counsel for the Sales Agent and counsel for the Forward Seller and the Forward Purchaser.

(ee) The Company agrees that any offer to sell, solicitations of an offer to buy, or any sales of Shares shall only be effected by or through only one of the Sales Agent or the Forward Seller, as the case may be, or an Alternative Sales Agent, on any given day, and in no event by more than one, and the Company shall in no event request that the Sales Agent or the Forward Seller, as the case may be, and any one or more of the Alternative Sales Agents, sell Shares on the same day.

(ff) To reserve for issuance by the Company’s board of directors, in respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number.

SECTION 5. Payment of Expenses. The Company agrees with the Sales Agent, the Forward Seller and the Forward Purchaser, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statement, each Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Sales Agent, the Forward Seller and the Forward Purchaser (including costs of mailing and shipment), (b) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Sales Agent or the Forward Seller, (c) the producing, word processing and/or printing of this Agreement, the Master Forward Confirmation, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Sales Agent, the Forward Seller and the Forward Purchaser (including costs of mailing and shipment), (d) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Sales Agent and counsel for the Forward Seller and Forward Purchaser, respectively) and the printing and furnishing of copies of any blue sky surveys to the Sales Agent, the Forward Seller and the Forward Purchaser, (e) the listing of the Shares (including, in respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number) on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (f) the costs and charges of any transfer agent, registrar or depositary, (g) the reasonable fees and expenses of counsel for the Sales Agent and counsel for the Forward Seller and the Forward Purchaser, respectively, in connection with its review of the offering’s compliance with FINRA rules and the filing fees incident to FINRA’s review, if any, and approval of the Sales Agent’s, Forward Seller’s and Forward Purchaser’s participation in the offering and distribution of the Shares, (h) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants and (i) all reasonable fees and expenses of counsel for the Sales Agent and counsel for the Forward Seller and the Forward Purchaser, respectively, incurred in connection with the negotiation and completion of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

SECTION 6. Conditions of the Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s Obligations. The right of the Company to deliver a Transaction Notice hereunder is subject to the satisfaction, on the date of delivery of such Transaction Notice, and the obligations of each of Sales Agent to sell Issuance Shares and the Forward Seller to sell and the Forward Purchaser to borrow the Forward Hedge Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Transaction Date and Settlement Date, of (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(r) of this Agreement and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company, the Sales Agent, the Forward Seller or the Forward Purchaser of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Basic Prospectus or Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and each of its

Subsidiaries taken as a whole, in the judgment of the Sales Agent or the Forward Seller and the Forward Purchaser, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Sales Agent or the Forward Seller and the Forward Purchaser, shall have been entered into by the Company or any of its Subsidiaries.

(c) The Company shall furnish to the Sales Agent, the Forward Seller and the Forward Purchaser, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Sales Agent, the Forward Seller and the Forward Purchaser, and dated as of such date, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(ii) Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(iii) The Company is duly qualified to transact business in all jurisdictions in which the Company owns or leases real property, and in which the failure to qualify would have a Material Adverse Effect.

(iv) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated dates; the authorized shares of capital stock of the Company have been duly authorized; the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the certificates for the Shares or the uncertificated Shares, as the case may be, are in due and proper form; the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

(v) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

(vi) The Registration Statement, the Prospectus and each amendment or supplement thereto and documents incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein).

(vii) The statements under the caption “Description of Our Capital Stock—Common Stock” in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus or any amendment or supplement thereto which are not so filed, incorporated by reference or described as required, and the provisions of such contracts and documents that are required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto are fairly summarized therein in all material respects.

(ix) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of its Subsidiaries, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

(x) The execution and delivery of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, and the consummation of the transactions herein and therein contemplated, including the issuance and sale of the Shares (including, without limitation, upon settlement of any Forward Contract) and the performance by the Company of its obligations under this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, do not and will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to (i) the charter or by-laws of the Company, (ii) any agreement or instrument known to such counsel to which the Company is a party or by which the Company or the Company’s properties may be bound, which conflict, violation, breach, default or lien could reasonably be expected to have a Material Adverse Effect or (iii) any order known to such counsel or rule or regulation of any court or governmental agency or body which in the experience of such counsel is customarily applicable to the transactions herein contemplated (except that such counsel expresses no opinion with respect to any requirement of FINRA or pursuant to any state securities or Blue Sky laws).

(xi) This Agreement and the Master Forward Confirmation have been duly authorized, executed and delivered by the Company, and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, at the time of execution and delivery thereof, will have been duly authorized, executed and delivered by the Company.

(xii) The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

(xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, and the performance by the Company of its obligations hereunder and thereunder (other than as may be required by the Commission or FINRA or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made by the Company, specifying the same.

(xiv) The Company is not and, after giving immediate effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the

Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any proceeds received under the Forward Contract, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xv) Any required filing pursuant to Rule 433 under the Act of each Permitted Free Writing Prospectus that is identified on Schedule A hereto has been made within the time period required by Rule 433(d) under the Act.

In rendering such opinion, such counsel may rely, as to matters governed by laws other than the laws of the State of Ohio, the corporate laws of the State of Delaware or federal laws, on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Sales Agent, the Forward Seller and the Forward Purchaser are justified in relying on such other counsel and such other counsel shall indicate that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Sales Agent, the Forward Seller and the Forward Purchaser or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Company Counsel shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of the date of the Prospectus Supplement and as of the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading , (c) the Basic Prospectus, as of its date, the date of this Agreement and as of the date of the opinion, in each case together with the Permitted Free Writing Prospectus identified on Schedule A hereto and with the information relating to the public offering price of the Shares as set forth on the cover page of the Prospectus, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Company Counsel may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.

(d) The Sales Agent, the Forward Seller and the Forward Purchaser shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Tax Counsel, dated as of such date, and in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser, stating that based on such counsel’s own review of the Company’s certificate of incorporation, the Company was organized and continues to be organized in conformity with the requirements for qualification as a real estate investment trust under subchapter M of the Code, and, based on such counsel’s review of the Company’s federal income tax returns and discussions with management and independent public accountants for the Company, that the Company, taking into account operations for its taxable and fiscal years ended December 31, 2003 through its most recently completed fiscal year, satisfied the requirements for qualification and taxation as a real estate investment trust under the Code for such years and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its current taxable and fiscal year. Furthermore, such counsel shall opine that the statements contained under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement, any Basic Prospectus, the Prospectus

or any Permitted Free Writing Prospectus and under the heading “Taxation” in the Company’s Annual Report on Form 10-K for the Company’s then most recently completed year end, and any amendments thereto (and any similar sections or information contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus) are correct and accurate in all material respects and present fairly and accurately the material aspects of the federal income tax treatment of the Company and of its stockholders.

(e) At the dates specified in Section 4(w) of this Agreement, the Sales Agent, the Forward Seller and the Forward Purchaser shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Sales Agent, the Forward Seller and the Forward Purchaser in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser.

(f) The Company shall deliver to the Sales Agent, the Forward Seller and the Forward Purchaser, at every date specified in Section 4(r) of this Agreement (each, a “Certificate Date”), a certificate signed by any two of the following: the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President of the Company (or such other authorized officers of the Company as may be acceptable to the Sales Agent, the Forward Seller and the Forward Purchaser) to the effect that (i) the representations and warranties of the Company as set forth in this Agreement and the Master Forward Confirmation are true and correct as of the Certificate Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. In addition, on each Certificate Date, the certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(g) The Sales Agent, the Forward Seller and the Forward Purchaser shall have received, at every date specified in Section 4(v) of this Agreement, the favorable opinion of Hogan Lovells US LLP, counsel to the Sales Agent, the Forward Seller and the Forward Purchaser, dated as of such date, and in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser.

(h) The Sales Agent, the Forward Seller and the Forward Purchaser shall have received, at every date specified in Section 4(u) of this Agreement, a certificate of an authorized officer of the Company as may be acceptable to the Sales Agent, the Forward Seller and the Forward Purchaser, dated as of such date, and in form and substance satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser.

(i) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j) The Shares (including, in respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number) shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k) In no event may the Company issue a Transaction Notice that relates to an “Issuance” unless the number of Issuance Shares specified in such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice, and in no event may the Company issue a Transaction Notice that relates to a “Forward” unless the Capped Number set forth in the Forward Contract to be entered into in connection with such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice.

SECTION 7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Sales Agent, the Forward Seller and the Forward Purchaser and their respective affiliates, directors, officers, employees and agents and any person who controls the Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Sales Agent, the Forward Seller or the Forward Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Sales Agent, the Forward Seller or the Forward Purchaser or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Sales Agent, the Forward Seller or the Forward Purchaser or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Sales Agent, the Forward Seller or the Forward

Purchaser or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Sales Agent, the Forward Seller or the Forward Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sales Agent, the Forward Seller or the Forward Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each of the Sales Agent and the Forward Seller agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and, in conformity with information furnished in writing by or on behalf of the Sales Agent or the Forward Seller to the Company expressly for use with reference to the Sales Agent or the Forward Seller in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Sales Agent or the Forward Seller to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted

Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Sales Agent or the Forward Seller pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Sales Agent or the Forward Seller, as the case may be, in writing of the institution of such Proceeding and the Sales Agent or the Forward Seller, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sales Agent or the Forward Seller, as the case may be, shall not relieve the Sales Agent or Forward Seller, as the case may be, from any liability which the Sales Agent or the Forward Seller, as the case may be, may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Sales Agent or the Forward Seller, as the case may be, in connection with the defense of such Proceeding or the Sales Agent of the Forward Seller, as the case may be, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Sales Agent or the Forward Seller, as the case may be (in which case the Sales Agent or the Forward Seller, as the case may be, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Sales Agent or the Forward Seller, as the case may be, may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Sales Agent or the Forward Seller, as the case may be), in any of which events such fees and expenses shall be borne by the Sales Agent or the Forward Seller, as the case may be, and paid as incurred (it being understood, however, that the Sales Agent or the Forward Seller, as the case may be, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sales Agent or the Forward Seller, as the case may be, shall not be liable for any settlement of any such Proceeding effected without the written consent of the Sales Agent or the Forward Seller, as the case may be, but if settled with the written consent of the Sales Agent or the Forward Seller, as the case may be, the Sales Agent or the Forward Seller, as the case may be, agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Sales Agent or the Forward Seller, as the case may be, to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Sales Agent or the Forward Seller, as the case may be, agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Sales Agent or the Forward Seller, as the case may be, of the aforesaid request, (ii) the Sales Agent or the Forward Seller, as the case may be, shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Sales Agent or the Forward Seller, as the case may be, at least 30 days’ prior notice of its intention to settle. The Sales Agent or the Forward Seller, as the case may be, shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, on the other, shall be deemed to be in the same respective proportions as (i) in the case of the Company, (A) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (B) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (ii) in the case of Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (iii) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (iv) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement. The relative fault of the Company, on the one hand, and of the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Sales Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in subsection (c) above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) neither the Sales Agent nor the Forward Seller shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each officer and employee of the Sales Agent, the Forward Seller or the Forward Purchaser and each person, if any, who controls the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) Each of the Company, the Sales Agent, the Forward Seller and the Forward Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, their partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Sales Agent or the Forward Seller, as the case may be, for the Company, then Section 4(z) shall remain in full force and effect, (ii) with respect to any pending sale, through the Sales Agent or the Forward Seller, as the case may be, for the Company, the obligations of the Company, including in respect of compensation of the Sales Agent or the Forward Seller, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Sales Agent and the Forward Seller shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of Shares through the Sales Agent, the Forward Seller and the Alternative Sales Agents pursuant to this Agreement and the Alternative Distribution Agreements having an aggregate dollar value equal to the Maximum Amount.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5, Section 7 and Section 8 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Sections 3(a)(iii) and 3(a)(iv) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and the Master Forward Confirmation shall be in writing and delivered by hand, overnight courier, mail or facsimile. Notices to the Sales Agent or the Forward Seller, shall be sufficient in all respects if delivered or sent to [            ]; notices to the Forward Purchase shall be sufficient in all respects if delivered or sent to [            ]; notices to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: Matthew McQueen, Senior Vice President – General Counsel and Corporate Secretary. Each party to this Agreement and the Master Forward Confirmation may change such address for notices by sending to the parties to this Agreement and the Master Forward Confirmation written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth and the Master Forward Confirmation have been and are made solely for the benefit of the Sales Agent, the Forward Seller, the Forward Purchaser and the Company and, to the extent provided in Section 7 of this Agreement, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Sales Agent, the Forward Seller and the Forward Purchaser) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company hereby acknowledges that each of the Sales Agent, the Forward Seller and the Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the transactions contemplated hereby or by the Master Forward Confirmation) and owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any. The Company further acknowledges that the Sales Agent, the Forward Seller and the Forward Purchaser are acting pursuant to a contractual relationship created solely by this Agreement and the Master Forward Confirmation, each entered into on an arm’s length basis, and that the Sales Agent, the Forward Seller and the Forward Purchaser may have interests that differ from the Company, and in no event do the parties intend that the Sales Agent, the Forward Seller or the Forward Purchaser act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Sales Agent, the Forward Seller and the Forward Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Sales Agent, the Forward Seller and the Forward Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement, the Master Forward Confirmation or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each of the Sales Agent, the Forward Seller and the Forward Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Sales Agent, the Forward Seller and the Forward Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 14. Entire Agreement. This Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Sales Agent, the Forward Seller, the Forward Purchaser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 19. Successors and Assigns. This Agreement shall be binding upon the Sales Agent, the Forward Seller, the Forward Purchaser and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Sales Agent, the Forward Seller and the Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Sales Agent, the Forward Seller and the Forward Purchaser. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Sales Agent, the Forward Seller and the Forward Purchaser may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,
WELLTOWER INC.

By:
Name:
Title:

ACCEPTED as of the date

first above written

[                    ]

By:
Name:
Title:

[                    ]

By:
Name:
Title:

EXHIBIT A

TRANSACTION NOTICE

                    , 20

[Bank Name]

[Address]

Attention:	[●]
(facsimile number: [●])

Email:	[●]

Reference is made to the Equity Distribution Agreement among Welltower Inc. (the “Company”), [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), and [●], as counterparty under any Forward Contract (the “Forward Purchaser”), dated as of July [●], 2017 (the “Equity Distribution Agreement”). Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Transaction Notice relates to [an “Issuance”](1) [a “Forward”](2). The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](3)

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation](4) is true and correct on the date hereof, and that the Prospectus and any applicable Permitted Free Writing Prospectus, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Transaction Notice (determined pursuant to Section 3(c)(ii) of the Equity Distribution Agreement):

Number of Days in [Issuance](5) [Forward Hedge](6) Selling Period:

First Date of [Issuance](7) [Forward Hedge](8) Selling Period:

[Issuance](9) [Forward Hedge](10) Amount: $

[Forward Hedge Selling Commission Rate:         %

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Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[	]
For any calendar quarter ending after [December 31, 20[ ]]:	$	[	]](10)

[Term:                [Days][Months]](11):

Floor Price (Adjustable by Company during the [Issuance](12) [Forward Hedge](13) Selling Period, and in no event less than $1.00 per share): $        per share

(1)	Insert for a Transaction Notice that relates to an “Issuance.”
(2)	Insert for a Transaction Notice that relates to a “Forward.”
(3)	Insert for a Transaction Notice that relates to a “Forward.”
(4)	Insert for a Transaction Notice that relates to a “Forward.”
(5)	Insert for a Transaction Notice that relates to an “Issuance.”
(6)	Insert for a Transaction Notice that relates to a “Forward.”
(7)	Insert for a Transaction Notice that relates to an “Issuance.”
(8)	Insert for a Transaction Notice that relates to a “Forward.”
(9)	Insert for a Transaction Notice that relates to an “Issuance.”
(10)	Insert for a Transaction Notice that relates to a “Forward.”
(11)	Insert for a Transaction Notice that relates to a “Forward.”
(12)	Insert for a Transaction Notice that relates to an “Issuance.”
(13)	Insert for a Transaction Notice that relates to a “Forward.”

I-3